UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2023

NATURAL RESOURCE PARTNERS LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana St., Suite 3325 Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(713) 751-7507
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	NRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01.         Other Events

On May 4, 2023, Natural Resource Partners L.P. (the “Partnership”) received a notice (the “Notice”) from holders of the Partnership’s Class A Preferred Units exercising their right to either convert or redeem, at the election of the Partnership, an aggregate of 35,834 Class A Preferred Units (the “Subject Units”) pursuant to Section 5.10(h)(iii) of the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership. After receipt of the Notice, the Board of Directors elected to redeem the Subject Units for $35,834,000 in cash, an amount equal to the Liquidation Value of the Subject Units, plus any accrued and unpaid distributions in respect of the Subject Units. The Partnership effected the redemption of the Subject Units on May 5, 2023 and funded the redemption payment with cash on hand and borrowings from the Partnership's revolving credit facility. Following the redemption, the Subject Units were retired and are no longer outstanding and all rights of the holders thereof have ceased with respect to the Subject Units. Of the originally issued 250,000 Class A Preferred Units, after giving effect to this redemption and all prior redemptions, 166,667 Class A Preferred Units remain outstanding.

Item 9.01.         Financial Statements and Exhibits

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)

	By:	NRP (GP) LP
its General Partner

	By:	GP Natural Resource Partners LLC
its General Partner

Date: May 8, 2023		/s/ Philip T. Warman
Philip T. Warman
General Counsel

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